Exhibit 99.1

Hepion Pharmaceuticals Further Strengthens Board with Appointments of Accomplished Biopharmaceutical Executives, Mr. Anand Reddi and Dr. Kaouthar Lbiati

EDISON, N.J., June 28, 2022 - Hepion Pharmaceuticals, Inc. (NASDAQ:HEPA), a clinical mid-stage biopharmaceutical company focused on Artificial Intelligence (“AI”)-driven therapeutic drug development for the treatment of non-alcoholic steatohepatitis (“NASH”) and hepatocellular carcinoma (“HCC”), today announced the appointments of Anand Reddi, M.S., and Kaouthar Lbiati, M.D., to its Board of Directors, effective immediately.

“We are thrilled to welcome individuals of this caliber to our Board,” said Hepion’s Chairman, Gary S. Jacob, Ph.D. “Mr. Reddi and Dr. Lbiati have a remarkable wealth of experience across all aspects of drug development, from clinical research to medical affairs, marketing, market access and patient advocacy. Their combined expertise comes at an opportune time, as we are in final preparations to advance our lead drug candidate, rencofilstat, into three Phase 2 clinical trials, and are beginning to actively explore partnering and licensing opportunities for this liver-targeting, orally administered, novel cyclophilin inhibitor.”

Appointment of Anand Reddi

Mr. Reddi has an accomplished history, spanning a variety of activities including corporate strategy, strategic partnerships, R&D strategy, investor relations, corporate affairs, medical affairs, international commercial operations, global marketing, market access and patient advocacy during his time in the global biopharmaceutical industry. He is currently Vice President of Corporate Strategy and External Affairs & Engagement, as well as Chief of Staff at Adverum Biotechnologies, a clinical-stage gene therapy company targeting unmet medical needs in ocular and rare diseases. Prior to joining Adverum, Mr. Reddi held strategic and operational leadership positions of increasing responsibility during his seven-year career at Gilead Sciences, most recently serving as Director and Head, Digital Innovation Customer Engagement. At Gilead, Mr. Reddi was instrumental in establishing international access and emerging markets initiatives in over 140 countries for the HIV medicines Truvada®, Descovy®, Genvoya® and Biktarvy®; hepatitis B treatments Viread® and Vemlidy®; and the hepatitis C cures Sovaldi®, Harvoni®, Epclusa® and Vosevi®; resulting in over 20 million patients with access to these treatments in resource limited settings. Previously, he was active in HIV/AIDS global health policy, basic science and clinical research focused on bone tissue engineering, and skin cancer metastasis and signal transduction.

Mr. Reddi has authored or co-authored more than 20 peer-reviewed articles in scientific journals such as Science, Nature Biotechnology, JAMA Pediatrics, and AIDS; written op-eds for several major media outlets, such as The Washington Post and The New York Times; and is a featured blogger on The Huffington Post. He holds a Master of Science degree from the University of Colorado School of Medicine, where he studied medicine. He received a Bachelor of Arts degree in history and a Bachelor of Science degree in biology from the University of Michigan. In addition, Mr. Reddi has the distinction of serving as a J. William Fulbright Scholar in South Africa.

Mr. Reddi commented, “I am honored to join the Hepion Board particularly as the Company is at the stage where its clinical program is maturing, and its activities are increasingly encompassing those areas of interest I believe I will be able to most impact. What excites me most about Hepion is the great potential of the Company’s lead drug to benefit the millions of people suffering from chronic liver disease, including NASH and HCC. I believe my extensive experience in biopharma strategy and operations, as well as dealing with global public health issues, will make an impact as we move forward with the development of rencofilstat as a potential transformational medicine and bring value to patients, physicians, and health care systems.”

Appointment of Dr. Kaouthar Lbiati

Dr. Lbiati is a multi-functional executive with a combination of scientific, business, finance, global health policy, and health economics skills. She is currently Vice President, Strategy & Corporate Development at Cytovia Therapeutics, a biopharmaceutical company specializing in immuno-oncology and cell therapies. Dr. Lbiati previously served in global and regional leadership roles at Amgen, Glaxo Smith Kline, and Sanofi, where she supported the registration, launch and/or indication extension and reimbursement of three innovative cancer drugs – Blincyto®, Jevtana® and Votrient® – in the U.S., EU and MENA regions, with a focus on global medical affairs; strategic planning, health economics and outcomes research; and market access across multiple countries. Most recently, Dr. Lbiati has served as a strategic advisor to several biotech companies and venture capital firms. She headed the portfolio strategy at Steba Biotech (a radio-pharmaceutical and oncology company); served as a medical technology investment consultant to Forepont Capital Partners; and was Director, Strategic Market Access at Amaris, a global pharmaceutical consulting company.

Dr. Lbiati received a Doctor of Medicine degree from Rabat, Morocco’s Mohammed V University, a fellowship in oncology from the Gustave Roussy Institute in Paris, a Specialized Executive Master’s degree in Strategy & Management from ESSEC Business School in Paris, and a Master of Science in International Policy and Health Economics from the London School of Economics.

“I am pleased to be joining the Hepion Board at this momentous time, as I believe Hepion’s rencofilstat has the potential to become an important new treatment for NASH and HCC, and the Company is in the midst of preparing this promising candidate for Phase 2 trials in both indications,” commented Dr. Lbiati. “One of the key elements as the Company moves forward with further clinical development of rencofilstat will involve strategic issues that have been a keen interest of mine throughout my career. I look forward to contributing to the work of the Board and Hepion’s pioneering management team as we continue to advance rencofilstat’s development program.”

About Hepion Pharmaceuticals

The Company's lead drug candidate, rencofilstat, is a potent inhibitor of cyclophilins which are involved in many disease processes. Rencofilstat is currently in clinical-phase development for the treatment of NASH, with the potential to impact the overall course of disease at various stages, from triggering events through to end-stage disease. Rencofilstat has been shown to reduce liver fibrosis and hepatocellular carcinoma tumor burden in experimental models of NASH, and has demonstrated antiviral activities towards HBV, HCV, and HDV through several mechanisms in nonclinical studies. In November 2021, the U.S. Food and Drug Administration (“FDA”) granted Fast Track designation for rencofilstat for the treatment of NASH. That was soon followed in December 2021 by the FDA’s acceptance of Hepion’s investigational new drug (IND) application for rencofilstat for the treatment of hepatocellular carcinoma (HCC). In June 2022, rencofilstat was granted Orphan Drug designation by the FDA for the treatment of HCC.

Hepion has created a proprietary AI platform, called AI-POWR™, which stands for Artificial Intelligence - Precision Medicine; Omics (including genomics, proteomics, metabolomics, transcriptomics, and lipidomics); World database access; and Response and clinical outcomes. Hepion intends to use AI-POWR™ to help identify which NASH patients will best respond to rencofilstat, potentially shortening development timelines and increasing the delta between placebo and treatment groups. In addition to using AI-POWR™ to drive its ongoing NASH clinical development program, Hepion intends to use the platform to identify additional potential indications for rencofilstat to expand the company's footprint in the cyclophilin inhibition therapeutic space.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimated,” and “intend,” among others. These forward-looking statements are based on Hepion Pharmaceuticals’ current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, substantial competition; our ability to continue as a going concern; our need for additional financing; uncertainties of patent protection and litigation; risks associated with delays, increased costs and funding shortages caused by the COVID-19 pandemic; uncertainties with respect to lengthy and expensive clinical trials, that results of earlier studies and trials may not be predictive of future trial results; uncertainties of government or third party payer reimbursement; limited sales and marketing efforts and dependence upon third parties; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. As with any drug candidates under development, there are significant risks in the development, regulatory approval, and commercialization of new products. There are no guarantees that future clinical trials discussed in this press release will be completed or successful, or that any product will receive regulatory approval for any indication or prove to be commercially successful. Hepion Pharmaceuticals does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in Hepion Pharmaceuticals’ Form 10-K for the year ended December 31, 2021, and other periodic reports filed with the Securities and Exchange Commission.

For further information, please contact:

Stephen Kilmer

Hepion Pharmaceuticals Investor Relations

Direct: (646) 274-3580

skilmer@hepionpharma.com